EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2004 relating to the consolidated financial statements of Southwest Bancorporation of Texas, Inc., which appears in Southwest Bancorporation of Texas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas
November 3, 2004